Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE AMENDMENT

THIS CONVERTIBLE PROMISSORY NOTE AMENDMENT (this “Amendment”) is entered into as of May 21, 2017, by and between root9B Holdings, Inc., a Delaware corporation (formerly known as Premier Alliance Group, Inc.) (the “Company” or “Borrower”) and the various noteholders that participated in the Company’s prior convertible note offering (the “Noteholders”).

WHEREAS, the Noteholders currently hold various convertible promissory notes (the “Convertible Notes”) which were issued by the Company between October 2014 and November 2014, representing a remaining aggregate principal amount of One Million Six Hundred Thousand Dollars ($1,600,000); and

WHEREAS, the Company and the Noteholders previously entered into Note Extension Agreements, dated as of October 28, 2015, in order to extend the Maturity Date (as defined in the Convertible Notes) of the Outstanding Principal of the Convertible Notes to May 21, 2016; and

WHEREAS, the Company and the Noteholders previously entered into Note Extension Agreements, dated as of April 18, 2016, in order to extend the Maturity Date of the Outstanding Principal of the Convertible Notes to May 21, 2017; and

WHEREAS, the Company and the Noteholders desire to enter into this Amendment in order to extend the Maturity Date of the Outstanding Principal of the Convertible Notes and reduce the Conversion Price (as defined in the Convertible Notes), upon the terms and conditions as set forth herein; and

WHEREAS, the Company and the Noteholder intend for, and explicitly agree that, this Amendment shall be deemed an “exchange offer” within the meaning of Section 3(a)(9) of the Securities Act of 1933, as amended and recapitalization under Rule 144(d)(3).

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Maturity Date. The Maturity Date of the Convertible Notes is hereby extended to May 21, 2018.

2. Interest Rate. Section 1.1 of the Convertible Notes is hereby amended, restated and replaced in its entirety with the following:

1.1
Interest Rate. Interest on this Note shall be simple interest and accrue (i) from the Issue Date through May 21, 2017, at the annual rate of ten percent (10%) per annum, and (ii) from May 22, 2017 until the Maturity Date, at the annual rate of fifteen percent (15%) per annum. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable. Interest will be payable in cash according to the following schedule:

May 24, 2017:	$ [●] (representing accrued interest through May 21, 2017)
May 30, 2017:	$ [●] (representing a non-refundable prepayment of interest through November 20, 2017)
November 21, 2017	$ [●] (representing a non-refundable prepayment of interest through May 21, 2018)

3. Conversion Price. Section 2.1(a) of the Convertible Notes is hereby amended, restated and replaced in its entirety with the following:

(a)
For so long as this Convertible Note remains outstanding and not fully paid, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Convertible Note, together with any accrued and unpaid interest thereon, into shares of Common Stock of the Borrower or its successor in interest (the “Conversion Shares”), subject to the terms and conditions set forth in this Article II, at the rate of $8.00 per share of Company’s common stock par value $0.001 (the “Common Stock”) (as may be adjusted as provided herein, the “Conversion Price”). The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.2.

4. Notices. Section 4.2 of the Convertible Notes is hereby amended, restated and replaced in its entirety with the following:

4.2
Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, electronic mail or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, if sent by electronic mail with confirmed receipt, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Borrower:

root9B Holdings, Inc.
102 N. Cascade Avenue, Suite 220
Colorado Springs, CO 80919
Attention: Chief Operating Officer

With a copy to:

DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016
Attention: Steven D. Pidgeon, Esq.

If to the Noteholder:

At the address set forth on the Noteholder’s Signature to the Purchase Agreement

5. Mandatory Redemption. The Convertible Notes shall be repaid by the Borrower in the event that the Borrower, after May 21, 2017, raises at least an aggregate of $16,000,000 in capital through the issuance of debt, equity, or a combination thereof, without premium or penalty and upon 30 days’ prior written notice to the Holder.

6. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

7. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8. Headings. The headings of articles and sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

9. Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

10. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

12. Effect of this Extension Agreement. Except as expressly modified or amended hereby, the terms and rights contained in the Convertibles Notes shall remain unchanged, are not waived and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Promissory Note Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ROOT9B HOLDINGS, INC. By: ______________________ Name: William Hoke Title: Chief Financial Officer	Address for Notice: root9B Holdings, Inc. 102 N. Cascade Avenue, Suite 220 Colorado Springs, CO 80919 Attention: Chief Operating Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[NOTEHOLDER SIGNATURE PAGES TO
CONVERTIBLE PROMISSORY NOTE EXTENSION AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Convertible Promissory Note Amendment to be duly executed by it authorized signatory as of the date first indicated above.

NOTEHOLDER By: Name: Title:	Address for Notice
Principal Amount of
Convertible Promissory Notes: _____________

5